AGREEMENT

       THIS AGREEMENT is made and entered into effective as of the 13th day of December, 2001, by and between GARY BROWN, or assigns ("Optionee"), and THE SHELTON VOTING TRUST, organized under the laws of the state of Texas, by BRYAN L. WALKER, TRUSTEE, (hereafter referred to as the "Optionor").

WITNESSETH:

       WHEREAS, Optionor is the record and beneficial owner of 4,900,000 shares of common stock of Basic Technologies, Inc. (the "Company"), (hereafter the 4,900,000 shares may be referred to as the "Shares" or the "Securities"); and

       WHEREAS, Optionor desire to sell and Optionee desires to purchase the Securities, subject to the terms and conditions hereinbelow set forth;

       NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinbelow set forth, the parties agree as follows:

       1.      GRANT OF OPTION.

               1.1     Subject to the terms and conditions set forth in this Agreement, Optionor hereby grants to Optionee directly or to assignees designated in writing by Optionee to Optionor the right and option to purchase from Optionor the Securities.

       2.      OPTION PRICE

               2.1     The Option Price ("Option Price") to be paid by Optionee to Optionor for the Shares shall be the sum of $.002 per share. The Option may be exercised by Optionee at any time or from time to time within the Option period to purchase all or any portion of the Shares covered by the Option.

       3.      TIME OF EXERCISE OF OPTION.

               3.1     The Option to purchase the Shares shall be exercisable commencing the date of filing with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2, or such other form as shall be appropriate for such purpose, registering for sale under the Securities Act of 1933, as amended (the "Securities Act") the distribution, pro rata, to the shareholders of the Company, in the nature of a spin-off, of the outstanding shares of common stock of a newly-formed wholly-owned subsidiary of the Company, ("Newco"), as more fully described and set forth in that certain Letter of Understanding dated December 13, 2001 between the Company and Optionee ( the "Exercise Date") and expiring one year from the Exercise Date.

       4.      METHOD OF EXERCISE.

               4.1     The Options shall be exercised by written notice by Optionee to Escrow Agent (as defined below) at Escrow Agent's principal place of business accompanied by delivering to Escrow Agent an executed Notice of Exercise of Option in the form attached hereto as Exhibit A, and Optionee's check in payment of the option price for the number and kind of Securities for which the Option is exercised. Upon payment of the option price, Escrow Agent shall tender to Optionee certificates representing the number of shares of Securities purchased by Optionee pursuant to its exercise of the Option, such certificates duly endorsed in blank or accompanied by duly-executed Irrevocable Stock Powers; whereupon the Company shall issue in the name of Optionee certificates representing all of the Securities purchased by Optionee pursuant to exercise of such Options.

       5.      ADJUSTMENTS.

               5.1     In the event the Common Stock issuable upon exercise of the Options shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, or in the event the Company shall at any time issue Common Stock or convertible securities by way of dividend or other distribution on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, or in the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company as the result of any consolidation or merger of the Company with or into another corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then Optionee shall be entitled to receive, upon valid exercise of the Option herein granted, such additional numbers of shares of Common Stock as Optionee would have been entitled to receive had Optionee exercised the options herein granted immediately prior to the consummation of such transaction or event.

       6.      ESCROW AND RESTRICTION ON EXERCISE AND TRANSFER.

               6.1     Upon execution of this Agreement, Optionor shall deliver to Clifford L. Neuman, legal counsel of the Company, as Escrow Agent ("Escrow Agent") certificates representing all of the Securities. All such certificates shall be duly endorsed in blank or accompanied by duly-executed Irrevocable Stock Powers

               6.2     Escrow Agent shall hold all certificates representing the Securities deposited in escrow pursuant to the terms of this Agreement and shall not deliver same to any party except in accordance with the terms hereof or upon the written consent and instructions of Optionor and Optionee. Notwithstanding the deposit of the Securities with the Escrow Agent, Optionor shall be deemed to continue to be the record and beneficial owner of the Securities until such time as Optionee exercises the Options with respect thereto.

               6.3     During the term hereof, upon the exercise by Optionee of the Options granted herein, Escrow Agent shall implement and carry out the provisions of Section 4 hereof above and shall otherwise take all actions which Escrow Agent in his sole and absolute discretion may deem necessary or advisable to consummate the exercise of such Options.

               6.4     Upon the termination of all Options granted herein, Escrow Agent shall deliver to Optionor certificates representing all Securities as to which Optionee fail to exercise their option to purchase, which Securities shall be deemed released from any further restriction contained herein.

               6.5     Until the Options granted to Optionee hereunder with respect to the Securities have been exercised or expired in accordance with their terms, Optionor herewith covenants and agrees that the Securities may not be sold, transferred, exercised, hypothecated, encumbered, pledged or otherwise disposed of by Optionor without the express written consent of Optionee.

               6.6     The Escrow Agent shall not be personally liable for any act it may do or omit to do hereunder as such agent, while acting in good faith and in the exercise of its own best judgment, and any act done or omitted by it pursuant to the advice of its own attorneys shall be conclusive evidence of such good faith.

               6.7     The Escrow Agent is hereby expressly authorized to disregard any and all notices or warnings given by any of the parties hereto, or by any other person or corporation, excepting only orders or process of court, and is hereby expressly authorized to comply with and obey all orders, judgments or decrees of any court, and in case the said Agent obeys or complies with any such order, judgment or decree of any court it shall not be liable to any of the parties hereto or any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated, or found to have been entered without jurisdiction.

               6.8     In consideration of the acceptance of the escrow by the Escrow Agent, the undersigned agree, jointly and severally, their heirs, executors, administrators, successors and assigns, to pay the Escrow Agent its charges hereunder and to defend, indemnify and hold it harmless as to any claim, demand action, proceeding or liability asserted against him by any other person or corporation by reason of its having accepted the same, or in connection herewith, and to reimburse it for all its expenses, including, among other things, counsel fees and court costs incurred in connection herewith. Escrow fees or charges, as distinguished from other expenses hereunder, shall be as written above the Escrow Agent's signature at the time of the acceptance hereof and shall be paid by Optionee.

               6.9     The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver these instructions or any documents or papers deposited or called for hereunder.

               6.10    The Escrow Agent shall not be liable for the outlawing of any rights under the Statute of Limitations in respect to these instructions or any documents deposited.

               6.11    The responsibilities imposed by law or otherwise in connection with all financial information concerning the deposits, including any income earned thereon, shall be the sole responsibility and obligation of the parties since Escrow Agent is instructed to provide only its customary statements (accountings) solely to the parties at least annually.

       7.      REPRESENTATIONS OF OPTIONOR.

              Optionor represents and warrants to Optionee as follows:

               7.1     That the Securities will be validly issued, fully paid and nonassessable and will be issued pursuant to all requisite action and authority of the Board of Directors of the Company in accordance with all legal requirements.

               7.2     That the Securities will be fully assignable by Optionor to Optionee without restriction, except for restrictions on transferability, if any, imposed by or on account of federal or state securities laws. The Securities are not subject to any agreement, covenant or restriction imposed by or on account of any contract, agreement or by-laws of the Company or to which Optionor or the Company may be bound.

               7.3     That the Securities will be free of all claim, lien, security interest or encumbrance of any third party and, upon the exercise by Optionee of the Options herein granted, will be assigned to Optionee free and clear of any claims, liens or interests of third parties..

              7.4     The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Optionor do not conflict with or result in a breach or violation of or default under any of the terms, provisions or conditions of the Declaration of Trust or Trust Agreement of the Optionor or any material agreement or instrument to which the Optionor is a party or by which Optionor is bound.

               7.5     That this Agreement has been duly authorized by all necessary corporate action on behalf of Optionor and has been duly executed and delivered by Optionor and is a valid and binding agreement on the part of Optionor that is enforceable against Optionor in accordance with its terms.

              7.6     Optionor is not a party to any voting agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal agreement relative to the Securities.

       8.      BOARD OF DIRECTORS

              8.1     During the Option period as defined in Section 3.1 hereof, and any extension thereof, Optionor agrees to vote all of the Shares subject to this Option Agreement in favor of the Board of Director designees identified by Optionee. In order to implement the provisions of this Section 8, Optionor grants to Optionee its irrevocable proxy to vote all of the Shares in favor of Optionee's board designees during the Option period.

       9.      MISCELLANEOUS

              9.1     Payment of Expenses of Prevailing Party in Dispute. Unless otherwise specifically provided for herein, in the event that there is a dispute concerning this Agreement, including, without limitation, the issue of compliance with any term of this Agreement, the court may in its discretion, direct that the prevailing party shall be entitled to reimbursement from the other party of reasonable attorneys' fees and other expenses incurred in resolving the said dispute.

              9.2    Survival and Incorporation of Representations. The representations, warranties, covenants and agreements made herein by the parties or in any certificates or documents executed in connection herewith shall survive the execution and delivery thereof and the Closing of the trans actions contemplated hereby, and all statements contained in any certificate or other document delivered by the Seller hereunder or in connection herewith shall be deemed to constitute representations and warranties made by the Seller in this Agreement.

              9.3    Incorporation by Reference. All appendices to this Agreement and all documents delivered pursuant to or referred to in this Agreement are herein incorporated by reference and made a part hereof.

              9.4    Parties in Interest. All covenants, agreements, representations, warranties and undertakings in this Agreement contained by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether or not so expressed.

              9.5    Amendments and Waivers. This Agreement may not be amended, nor may compliance with any term, covenant, agreement, condition or provision set forth herein be waived (either generally or in a particular instance and either retroactively or prospectively) unless such amendment or waiver is agreed to in writing by all parties hereto.

              9.6    Waiver. No waiver of any breach of any one of the agreements, terms, conditions, or covenants of this Agreement by the Purchaser or the Seller shall be deemed to imply or constitute a waiver of any other agreement, term, condition, or covenant of this Agreement. The failure of either party to insist on strict performance of any agreement, term, condition, or covenant, herein set forth, shall not constitute or be construed as a waiver of the rights of either or the other thereafter to enforce any other default of such agreement, term, condition, or coven ant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition, or covenants of this Agreement.

              9.7    Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

              9.8    Notices. All notices required or permitted hereunder shall be sufficient if delivered personally or mailed to the parties at the address set forth herein or at such other address as each party may designate in writing from time to time, or if given by facsimile copy, effective 24 hours from the time of transmission. Any notice by mailing shall be effective the earlier of actual receipt or five (5) days after it has been deposited in the United States certified mail, return receipt requested, duly addressed and with postage prepaid.

              9.9    Fax/Counterparts. This Agreement may be executed by telex, telecopy or other facsimile transmission, and may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one agreement.

              9.10   Captions. The caption and heading of various sections and paragraphs of this Agreement are for convenience only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

              9.11    Severability. Wherever there is any conflict between any provision of this Agreement and any statute, law, regulation or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law. In the event that any part, section, paragraph or clause of this Agreement shall be held by a court of proper jurisdiction to be invalid or unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties or would result in unconscionable injustice.

              9.12    Execution of Documents. The parties hereto agree to cooperate with one another and to execute and deliver any and all other documents necessary and convenient to effectuate the sale and purchase herein provided for and fulfill the covenants, representations and warranties made herein, and both the Purchaser and the Seller as an inducing condition, represent that they have the authority to enter into this Agreement and to make the foregoing commitments for themselves.

              9.13   Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. There are no representations, warranties, conditions, or obligations except as herein specifically provided. Any amendment or modification hereof must be in writing.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.
OPTIONEE:
GARY BROWN
/s/ Gary Brown
OPTIONOR:
THE SHELTON VOTING TRUST
By: /s/ Bryan L. Walker Bryan L. Walker, Trustee U/T/D_______